Exhibit m

NUVEEN INVESTMENT TRUST

NUVEEN INVESTMENT TRUST II

NUVEEN INVESTMENT TRUST III

NUVEEN INVESTMENT TRUST V

PLAN OF DISTRIBUTION AND SERVICE

PURSUANT TO RULE 12b-1

(As most recently amended February 28, 2013)

WHEREAS, Nuveen Investment Trust, Nuveen Investment Trust II, Nuveen Investment Trust III and Nuveen Investment Trust V, each a Massachusetts business trust (each, a “Trust”), engages in business as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, each Trust is authorized to and may or does issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets (each Trust’s series together with all other such series subsequently established by a Trust being referred to herein individually as a “Fund” and collectively as the “Funds”);

WHEREAS, each Trust has outstanding the Funds set forth on Exhibit A;

WHEREAS, each Trust employs Nuveen Investments (the “Distributor”) as distributor of the shares of each Fund (the “Shares”) pursuant to separate Distribution Agreements;

WHEREAS, each Fund is authorized to issue Shares in six different classes (“Classes”): Class A, Class B, Class C, Class D, Class R3 and Class I.

WHEREAS, each Trust has adopted, or desires to adopt, a Plan of Distribution and Service pursuant to Rule 12b-1 under the Act (“Rule 12b-1”), and the Board of Trustees of each Trust has determined that there is a reasonable likelihood that adoption of this Plan of Distribution and Service will benefit each Fund and its shareholders;

WHEREAS, each Trust, on behalf of its Funds has adopted a Multiple Class Plan Pursuant to Rule 18f-3 (the “Rule 18f-3 Plan”) to enable the various Classes of Shares to be granted different rights and privileges and to bear different expenses, and has an effective registration statement on file with the SEC containing a Prospectus describing such Classes of Shares;

WHEREAS, as described in the Rule 18f-3 Plan, the purchase of Class A Shares and Class D Shares is generally subject to an up-front sales charge, and Class D Shares will be subject to an asset-based distribution fee (and a one-year contingent deferred sales charge); and the purchase of Class B Shares, Class C Shares and Class R3 Shares will not be subject to an up-front sales charge, but in lieu thereof the Class B Shares will be subject to an asset-based distribution fee (and a declining contingent deferred sales charge), and the Class C Shares will be subject to an asset-based distribution fee (and a one-year contingent deferred sales charge); and Class R3 Shares will not be subject to an up-front sales charge, but will be subject to an asset-based distribution fee; all as described in the Prospectus for the Shares; and

WHEREAS, Shares representing an investment in Class B will automatically convert to Class A Shares 8 years after the investment, as described in the Prospectus for the Shares;

NOW, THEREFORE, each Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Plan of Distribution and Service (the “Plan”) in accordance with Rule 12b-1, on the following terms and conditions:

1.	(a)	The Fund is authorized to compensate the Distributor for services performed and expenses incurred by the Distributor in connection with the distribution of Shares of Class A, Class B, Class C, Class D and Class R3 of the Fund and the servicing of accounts holding such Shares.

	(b)	The amount of such compensation paid during any one year shall consist

		(i)	with respect to Class A Shares of a Service Fee not to exceed .25 % of average daily net assets of the Class A Shares of the Fund;

		(ii)	with respect to Class B Shares of a Service Fee not to exceed .25% of average daily net assets of the Class B Shares of the Fund, plus a Distribution Fee not to exceed .75% of average daily net assets of the Class B Shares of the Fund; and

		(iii)	with respect to Class C Shares of a Service Fee not to exceed .25% of average daily net assets of the Class C Shares of the Fund, plus a Distribution Fee not to exceed .75% of average daily net assets of the Class C Shares of the Fund.

		(iv)	with respect to Class D Shares of a Service Fee not to exceed .25% of average daily net assets of the Class D Shares of the Fund, plus a Distribution Fee not to exceed .75% of average daily net assets of the Class D Shares of the Fund.

(v) with respect to Class R3 Shares of a Service Fee not to exceed .25% of average daily net assets of the Class R3 Shares of the Fund, plus a Distribution Fee not to exceed .25% of average daily net assets of the Class R3 Shares of the Fund.

Such compensation shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Trustees may determine.

(c)	With respect to Class A Shares, the Distributor is authorized to pay any Service Fees it receives under the Plan to “Recipients” (as defined below) to compensate such Recipients for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class A Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Recipient. The Distributor may retain any Service Fees not so paid.

“Recipient” shall mean any broker, dealer, bank or other institution which (i) has rendered services in connection with the personal service and maintenance of accounts; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning such service; and (iii) has been selected by the Distributor to receive payments under the Plan.

(d)	With respect to the Class B Shares, the Distributor:

(i) shall retain the Distribution Fee to compensate it for costs associated with the distribution of the Class B Shares, including the payment of broker commissions to entities having a Dealer Agreement in effect (“Authorized Dealers”) (which may include the Distributor) who were the dealer of record with respect to the purchase of those shares; and

(ii) shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class B Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

The Distributor may retain any Distribution or Service Fees not so paid.

(e)	With respect to the Class C Shares, the Distributor:

(i) shall pay the Distribution Fee it receives under the Plan with respect to Class C Shares for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations in connection with such share sales; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class C Shares, the Distribution Fee to the extent that it may have pre-paid the Distribution Fee for that period to the Authorized Dealer of record; and

(ii) shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class C Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

The Distributor may retain any Distribution or Service Fees not so paid.

(f)	With respect to the Class D Shares, the Distributor:

(i) shall pay the Distribution Fee it receives under the Plan with respect to Class D Shares for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations in connection with such share sales; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class D Shares, the Distribution Fee to the extent that it may have pre-paid the Distribution Fee for that period to the Authorized Dealer of record; and

	(ii)	shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class D Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

The Distributor may retain any Distribution or Service Fees not so paid.

(g)	With respect to the Class R3 Shares, the Distributor:

	(i)	shall pay the Distribution Fee it receives under the Plan with respect to Class R3 Shares for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations in connection with such share sales; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class R3 Shares, the Distribution Fee to the extent that it may have pre-paid the Distribution Fee for that period to the Authorized Dealer of record; and

	(ii)	shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class R3 Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

The Distributor may retain any Distribution or Service Fees not so paid.

(h) Services for which such Authorized Dealers and Recipients may receive Service Fee payments include any or all of the following: maintaining account records for shareholders who beneficially own Shares; answering inquiries relating to the shareholders’ accounts, the policies of the Fund and the performance of their investment; providing assistance and handling transmission of funds in connection with purchase, redemption and exchange orders for Shares; providing assistance in connection with changing account setups and enrolling in various optional fund services; producing and disseminating shareholder communications or servicing materials; the ordinary or capital expenses, such as equipment, rent, fixtures, salaries, bonuses, reporting and recordkeeping and third party consultancy or similar expenses, relating to any activity for which payment is authorized by the Board; and the financing of any other activity for which payment is authorized by the Board.

(i) Payments of Distribution or Service Fees to any organization as of any quarter-end will not exceed the appropriate amount based on the annual percentages set forth in subparagraphs b(i), (ii) and (iii) above, based on average net assets of accounts for which such organization appeared on the records of the Fund and/or its transfer agent as the organization of record during the preceding quarter.

2. This Plan shall not take effect until the Plan, together with any related agreement(s), has been approved with respect to the affected Fund and Class thereof by votes of a majority of both (a) the Board of Trustees of the Trust, and (b) those Trustees of the Trust who are not “interested persons” of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the “Rule 12b-1 Trustees”) cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related Agreement(s).

3. This Plan shall remain in effect until August 1, 2008, and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 2.

4. The Distributor shall provide to the Board of Trustees of the Trust and the Board shall review, at least quarterly, a written report of distribution- and service-related activities, Distribution Fees, Service Fees, and the purposes for which such activities were performed and expenses incurred.

5. This Plan may be terminated as to a given Fund or as to a given Class A, Class B, Class C, Class D or Class R3 of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority (as defined in the Act) of the outstanding voting Shares of the applicable Fund or Class.

6. This Plan may not be amended to increase materially the amount of compensation payable by the Fund with respect to Class A, Class B, Class C, Class D or Class R3 Shares under paragraph 1 hereof unless such amendment is approved by a vote of at least a majority (as defined in the Act) of the outstanding voting Shares of that Class of Shares of the respective Fund. No material amendment to the Plan shall be made unless approved in the manner provided in paragraph 2 hereof.

7. While this Plan is in effect, the selection and nomination of the Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

8. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 4 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

Exhibit A

to Plan of Distribution and Service Pursuant to Rule 12b-1

Nuveen Investment Trust:

Nuveen Global Total Return Bond Fund (commenced November 29, 2011)

Nuveen Intelligent Risk Conservative Allocation Fund (commenced May 4, 2012)

Nuveen Intelligent Risk Growth Allocation Fund (commenced May 4, 2012)

Nuveen Intelligent Risk Moderate Allocation Fund (commenced May 4, 2012)

Nuveen Multi-Manager Large-Cap Value Fund, formerly called Nuveen Large-Cap Value Fund

Nuveen NWQ Equity Income Fund (commenced September 2009)

Nuveen NWQ Large-Cap Value Fund (commenced December 2006)

Nuveen NWQ Multi-Cap Value Fund (commenced December 2002)

Nuveen NWQ Small/Mid-Cap Value Fund (commenced December 2006)

Nuveen NWQ Small-Cap Value Fund (commenced December 2004)

Nuveen Tradewinds Value Opportunities Fund, formerly called Nuveen NWQ Value Opportunities Fund (commenced December 2004)

~~Nuveen Conservative Allocation Fund~~ (changed name July 7, 2008), formerly called Nuveen Balanced Municipal and Stock Fund, (reorganized into Nuveen Strategy Conservative Allocation Fund-January 20, 2012)

~~Nuveen Enhanced Core Equity Fund~~ (commenced November 2007, liquidated May 2011)

~~Nuveen Enhanced Mid-Cap Fund~~ (commenced November 2007, liquidated May 2011)

~~Nuveen Enhanced Core Equity Plus Fund~~ (commenced December 2008, liquidated December 4, 2009)

~~Nuveen European Value Fund~~ (merged into International Fund 2003)

~~Nuveen Growth Allocation Fund~~ (changed name August 1, 2008), formerly, Nuveen Global Value Fund (changed name March 2008), formerly called Nuveen NWQ Global Value Fund (changed name October 2007), (commenced December 2004, liquidated October 2011

~~Nuveen Moderate Allocation Fund~~ (changed name July 7, 2008), formerly called Nuveen Balanced Stock and Bond Fund, (reorganized into Nuveen Strategy Balanced Allocation Fund-January 20, 2012)

Nuveen Investment Trust II:

Nuveen Santa Barbara Dividend Growth Fund (commenced April 2006)

Nuveen Santa Barbara Global Dividend Growth Fund (commenced June 2012)

Nuveen Global Growth Fund (commenced April 2009) (changed name August, 2011 and March 1, 2013), formerly, Nuveen Santa Barbara Global Growth Fund, originally named, Nuveen Santa Barbara Global Equity Fund

Nuveen Growth Fund (commenced April 2006), formerly, Nuveen Santa Barbara Growth Fund (changed name March 1, 2013)

Nuveen Santa Barbara International Dividend Growth Fund (commenced June 2012)

Nuveen International Growth Fund (commenced April 2009) (changed name June, 2011 and March 1, 2013), formerly, Nuveen Santa Barbara International Growth Fund, originally named, Nuveen Santa Barbara International Equity Fund

Nuveen Equity Long/Short Fund (commenced December 2008) (changed name November 15, 201 and March 1, 20131) formerly, Nuveen Santa Barbara Long/Short Equity Fund, originally named, Nuveen Santa Barbara Growth Plus Fund

Nuveen Symphony International Equity Fund (commenced May 2008)

Nuveen Symphony Large-Cap Growth Fund (commenced December 2006)

Nuveen Symphony Mid-Cap Core Fund (commenced May 2006)

Nuveen Symphony Optimized Alpha Fund (commenced September 2007)

Nuveen Tradewinds Emerging Markets Fund (commenced December 2008)

Nuveen Tradewinds Global All-Cap Fund, formerly called Nuveen NWQ Global All-Cap Fund (commenced March 2006)

Nuveen Tradewinds Global Resources Fund (commenced December 2006)

Nuveen Tradewinds International Value Fund, formerly called Nuveen NWQ International Value Fund

Nuveen Tradewinds Japan Fund (commenced December 2008)

Nuveen Tradewinds Small-Cap Opportunities Fund (commenced September 2011)

Nuveen Winslow Large-Cap Growth Fund (commenced May 2009)

~~Nuveen Innovation Fund~~ (merged into Rittenhouse Growth Fund July 2003)

~~Nuveen Rittenhouse Growth Fund~~ (merged into Santa Barbara Dividend Growth June 2009)

~~Nuveen Santa Barbara EcoLogic Equity Fund~~ (commenced December 2008) (liquidated March 24, 2011)

~~Nuveen Santa Barbara Strategic Growth Fund~~ (changed name August, 2009), formerly, Nuveen Rittenhouse Strategic Growth Fund (commenced November 2007, liquidated September 30, 2010)

~~Nuveen Santa Barbara Mid-Cap Growth Fund~~ (changed name August, 2009), formerly, Nuveen Rittenhouse Mid-Cap Growth Fund (commenced November 2007, liquidated September 30, 2010)

~~Nuveen Santa Barbara Growth Opportunities Fund~~ (commenced April 2006, liquidated March 2010)

~~Nuveen Symphony All-Cap Core Fund~~ (commenced May 2006, liquidated March 2010)

~~Nuveen Symphony Large-Cap Value Fund~~ (commenced May 2006, liquidated September 2012)

~~Nuveen Symphony Small-Mid Cap Core Fund~~ (commenced May 2006, liquidated September 2012)

~~Nuveen Tradewinds Global All-Cap Plus Fund~~ (commenced December 2008, liquidated May 2012)

~~Nuveen Tradewinds Global Flexible Allocation Fund~~ (commenced May 2010, liquidated June 27, 2012)

Nuveen Investment Trust III

Nuveen Symphony Credit Opportunities Fund (commenced April, 2010)

Nuveen Symphony Floating Rate Income Fund (commenced May, 2011)

Nuveen Symphony High Yield Bond Fund – (commenced December, 2012)

~~Nuveen High Yield Bond Fund~~ (commenced December 2004) (reorganized into Nuveen High Income Bond Fund-November 4, 2011)

~~Nuveen Income Fund~~ (closed and liquidated 2001)

~~Nuveen Multi-Strategy Core Bond Fund~~, formerly called Nuveen Multi-Strategy Income Fund (name changed January 29, 2010, formerly called Nuveen Core Bond Fund (name changed August 1, 2007), (commenced December 2004) (reorganized into Nuveen Total Return Bond Fund-November 4, 2011)

~~Nuveen Short Duration Bond Fund~~ (commenced December 2004) (reorganized into Nuveen Short Term Bond Fund-November 18, 2011)

Nuveen Investment Trust V

Nuveen NWQ Flexible Income Fund, formerly called Nuveen NWQ Preferred Securities Fund (commenced December 2009) (name changed March 11, 2012)

Nuveen Preferred Securities Fund (commenced December 2006)

Nuveen Gresham Diversified Commodity Strategy Fund (commenced July, 2012)

Nuveen Gresham Long/Short Commodity Strategy Fund (commenced July, 2012)